As filed with the Securities and Exchange Commission on September 24, 2025

Registration No.  333-289372

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cheer Holding, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7374	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road

Jiuxianqiao, Chaoyang District, Beijing China 100016

+86 -10-87700500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global, Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Yung Esq. Dale Bergman Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Tel: (415) 362-2580	Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Hermione M. Krumm, Esq. Loeb & Loeb LLP 345 Park Ave New York, NY 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this “Pre-effective Amendment No.2”) to the Registration Statement on Form F-1 (File No. 333-289372) filed with the Securities and Exchange Commission (the “SEC”) by the Registrant on August 7, 2025, as amended on September 3, 2025, (the “Registration Statement”) is being filed solely for the purpose of filing Exhibits 4.5, 5.1, 5.2, 23.1 (included in Exhibit 5.1) and 23.5 (included in Exhibit 5.2) as indicated in Part II of this Pre-Effective Amendment No.2. Accordingly, this Pre-Effective Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, and Exhibits 5.1, 5.2, 23.1 (included in Exhibit 5.1) and 23.5 (included in Exhibit 5.2). The preliminary prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we issued the securities described below without registration under the Securities Act. Unless otherwise indicated below, the securities were issued pursuant to the private placement exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 18, 2023, the Company entered into a share subscription agreement with two (2) accredited investors, pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company, an aggregate of 2,419,355 ordinary shares, par value $0.001, at a price per share of $24.80 for an aggregate gross proceeds of $60,000,000. The purchase price was determined based off of the privatization price of $15.50 per share approved by the Company’s shareholders on November 11, 2022, with a 60% premium as agreed to by the Company and the investors. The private placement was made in reliance on an exemption pursuant to Regulation S under the Securities Act. The private placement closed on May 9, 2023.

On August 16, 2023, the Company entered into a share subscription agreement with two (2) accredited investors, each of whom represented that it was a “non-U.S. Persons” as defined in Regulation S of the Securities Act. Pursuant to the share subscription agreement, the Company agreed to issue and sell to the investors an aggregate of 806,452 ordinary shares, par value $0.001, at a price per share of $24.80. The gross proceeds from the private placement was $20,000,000. The private placement closed on September 5, 2023.

On September 9, 2024, the Company entered into a subscription agreement with Mr. Bing Zhang, the Company’s Chairman, Director, Chief Executive Officer and Chief Financial Officer. Pursuant to the subscription agreement, the Company agreed to issue and sell to Mr. Zhang an aggregate of 500,000 Class B Shares of the Company, at par, for an aggregate purchase price of $500, or $0.001 per share. The closing of the share purchase occurred on September 9, 2024. The share purchase was approved by the Company’s shareholders on August 28, 2024, and authorized and approved by the board on September 4, 2024. The Class B Shares have not been registered under the Securities Act. The Class B Shares issued in connection with the subscription agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined and consolidated financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

(a) Exhibits

Exhibit No.	Description
1.1**	Form of Placement Agency Agreement
3.1	Notice and Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Form 6-K filed with the Commission on September 10, 2024).
3.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.2 to the Form 8-K filed with the Commission on February 21, 2020).
3.3	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Form 6-K filed with the Commission on November 8, 2023).
3.4	Amendment Resolution to the Third Amended and Restated Memorandum and Articles of Association(incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K filed with the Commission on May 15, 2025)
4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K filed with the Commission on March 31, 2020)
4.2**	Form of Pre-Funded Warrant
4.3**	Form of Series A Warrant
4.4**	Form of Series B Warrant
4.5*	Form of Unit Certificate
5.1*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company
5.2*	Opinion of Lewis Brisbois Bisgaard & Smith LLP, United States counsel to the Company
10.1	Share Exchange Agreement, dated as of September 6, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed with Commission on September 12, 2019)
10.2	Offer To Purchase for Cash by TKK Symphony Acquisition Corporation (incorporation by reference to Exhibit 99.1.(a)(1)(D) to Schedule TO, as amended, filed with the Commission on February 19, 2020)
10.3	Amendment to the Share Exchange Agreement, dated December 29, 2020 (incorporated by reference to Exhibit 99.1 to Form 6-K, filed with the Commission on December 30, 2020)
10.4	Technical Service Contract, dated January 2019, by and between Leshare Star (Beijing) Technology Co., Ltd. and Beijing Xiaomi [Little Bee] Technology Co., Ltd. (incorporated by reference to Exhibit 10.9 to Form 8-K, filed with the Commission on February 21, 2020)
10.5	Annual Framework Contract for Video Production, dated October 31, 2019, by and between Guangxi JD Xinjie E-commerce Co., Ltd. and Leshare Star (Beijing) Technology Co., Ltd. (incorporated by reference to Exhibit 10.10 to Form 8-K, filed with the Commission on February 21, 2020)
10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 to Form S-1/A, filed with the Commission on August 6, 2018)
10.7+	2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to Form 10-K, filed with the Commission on March 31, 2020)
10.8+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to Form 8-K, filed with the Commission on March 17, 2020)
10.9+	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K, filed with the Commission on March 17, 2020)
10.10+	Form of Employment Agreement (incorporated by reference to Exhibit 10.22 to Form 10-K, filed with the Commission on March 31, 2020)
10.11	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K, filed with the Commission on April 23, 2020)
10.12+	Form of Restricted Stock Bonus Grant Notice and Agreement under the 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K, filed with the Commission on June 1, 2020)
10.13	Amendment No. 1 to the Cheer Holding, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 8-K, filed with the Commission on June 1, 2020)
10.14	Form of Warrant (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the Commission on February 23, 2021)

10.15	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.2 to Form 6-K filed with the Commission on February 23, 2021)
10.16	Form of Warrant (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the Commission on August 26, 2021)
10.17	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to Form 6-K filed with the Commission on August 26, 2021)
10.18	Form of Share Subscription Agreement dated April 18, 2023 (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the Commission on April 18, 2023)
10.19	Form of Share Subscription Agreement dated August 16, 2023 (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the Commission on August 16, 2023)
10.20+	2024 Equity Incentive Plan (incorporated by reference to Exhibit 4.20 to Form 20-F filed with the Commission on March 10, 2025)
10.21	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the Commission on September 10, 2024)
10.22**	Form of Securities Purchase Agreement
10.23**	Form of Lock-Up Agreement (included as Exhibit A to Exhibit 1.1)
21.1	Subsidiaries (incorporated by reference to Exhibit 8.1 to Form 20-F filed with the Commission on March 10, 2025)
23.1*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.2**	Consent of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant
23.3**	Consent of Assentsure PAC, Independent Registered Public Accounting Firm
23.4**	Consent of Enrome LLP, Independent Registered Public Accounting Firm
23.5*	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.2)
24.1**	Power of Attorney
107**	Filing Fee Table

*	Filed herewith
**	Previously filed.
+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in China, on September 24, 2025.

Cheer Holding, Inc.

By:	/s/ Bing Zhang
Name:	Bing Zhang
Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Bing Zhang	Chairman, Chief Executive Officer and Chief Financial Officer	September 24, 2025
Bing Zhang	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Jia Lu	Director	September 24, 2025
Jia Lu

/s/ Ke Chen	Director	September 24, 2025
Ke Chen

/s/ Zhihong Tan	Director	September 24, 2025
Zhihong Tan

/s/ Yong Li	Director	September 24, 2025
Yong Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 2 to Registration Statement on Form F-1 solely in the capacity of the duly authorized representative of Cheer Holding, Inc. in the United States, on September 24, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.